Exhibit 10.14

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (the “Agreement”) is made as of July 27, 2004 by and among American Campus Communities, Inc., a Maryland corporation (the “Company”) and American Campus Communities Operating Partnership LP, a Maryland limited partnership (the “Operating Partnership” and, together with the Company: the “Company Entities”) on the one part, and Reckson Strategic Venture Partners, LLC, a Delaware limited liability company (“RSVP”), and RAP-ACP, LLC, a Delaware limited liability company (“RAP-ACP”, and jointly and severally with the RSVP: the “Sponsors”) on the other part.

WHEREAS, RSVP has formed and is the sole stockholder of the Company, and the Company is the sole limited partner and, through American Campus Communities Holdings LLC, its wholly-owned subsidiary, the sole general partner of the Operating Partnership.

WHEREAS, the Company Entities were formed for the purpose of (i) continuing the student housing business previously owned and conducted, directly or indirectly, by the Sponsors, and (ii) consummating the IPO (as defined below).

WHEREAS, in connection with the initial public offering (the “IPO”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), on April 26, 2004, the Company filed with the Securities and Exchange Commission a registration statement on Form S-11 identified as Registration No. 333-114813 (together with all amendments and supplements thereto, the “Registration Statement’).

WHEREAS, the parties hereto desire to effect certain formation and structuring transactions outlined in Exhibit A hereto (the “Formation Transactions”) and otherwise conclude such agreements under terms and conditions as are set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company Entities and the Sponsors agree as follows:

ARTICLE I.

FORMATION TRANSACTIONS AND REDEMPTION AMOUNT

1.1. Formation Transactions. Subject to the terms and conditions of this Agreement, each of the Company Entities and each of the Sponsors hereby consents to each of the Formation Transactions and agrees to take all actions reasonably necessary or advisable to consummate, and to cause its direct and indirect subsidiaries and affiliates, where applicable, to consummate, the Formation Transactions. It is the intent of the parties that, as a result of the Formation Transactions, the Company Entities will own, directly or indirectly, all of the interests previously owned by the Sponsors in the entities identified in Schedule I hereto (the “Student Housing Entities”), and through their ownership of such Student Housing Entities, the Company Entities will succeed to all of the student housing business previously conducted, directly or indirectly, by the Sponsors (except to the extent set forth in the Registration Statement).

1.2. Simultaneous Closing. The Formation Transactions shall close simultaneously with the closing of the IPO (the “Closing”). The date on which the Formation Transactions close shall be the “Closing Date.”

1.3. Redemption Amount. Upon the Closing, RAP-ACP shall receive the Redemption Amount. As used herein, the term “Redemption Amount” shall mean the Gross Offering Proceeds less (i) all underwriting discounts (excluding underwriting discounts payable with respect to the Green Shoe (as defined below)); (ii) all fees, costs, expenses and disbursements incurred by the Company Entities in connection with the Formation Transactions and IPO, including, without limitation, those items set forth on Exhibit B attached hereto, net of any such expenses to the extent previously paid; (iii) amounts needed to fully repay the outstanding balance and accrued interest of the term indebtedness set forth on Exhibit C hereto, together with all associated fees and penalties, net of any such fees and penalties to the extent previously paid; (iv) amounts needed to fully repay the outstanding balance and accrued interest of the construction indebtedness set forth on Exhibit C hereto, together with all associated fees and penalties, net of any such fees and penalties to the extent previously paid; (v) construction accounts payable with respect to the Construction Properties; and (vi) the aggregate amount of the Completion Funds and Escrowed Funds (both hereinafter defined) as of Closing (the “Construction Reserve”), and plus the other items, if any, set forth on Exhibit D hereto. Items (i) through (iv) above shall collectively be defined as the “Transaction Costs.” As used herein, the term “Gross Offering Proceeds” shall mean the product of (x) the number of shares of Common Stock sold pursuant to the Registration Statement, excluding any shares of Common Stock sold pursuant to the underwriters’ exercise of their over-allotment option as set forth in the Registration Statement (the “Green Shoe”), multiplied by (y) the gross offering price per share.

1.4. Construction Properties.

(a) Construction Reserve.

(i) For purposes of this Agreement, the term “Construction Properties” shall mean each of (1) Village at Temple, the property owned by ACT-Village at Temple, LLC (“ACT Temple”), (2) Village at Fresno State, the property owned by ACT-Village at Fresno State, LLC (“ACT Fresno”) and (3) Village at CSU, the property owned by ACT-Village at CSU, LLC (“ACT CSU”); the term “Completion Funds” means the difference between (1) the aggregate amount of the original development budgets for the Construction Properties approved by American-Campus Titan LLC and American Campus-Titan II LLC that have not been paid to date and (2) the Escrowed Funds; the term “Escrowed Funds” means $824,011 as of the Closing, together with any amounts to be deposited by the Company with Escrow Agent (hereinafter defined) as and when received from Apex Construction Company with respect the Construction Properties owned by ACT Fresno and ACT CSU (estimated as of today to be approximately $400,000), representing the aggregate estimated amount of savings with respect to the Construction Properties; and the term “Escrow Agent” shall mean LandAmerica Title Insurance Company.

(ii) From and after the Closing, the Company, may in its discretion, use the Completion Funds to (1) complete, equip and provide for operating and marketing expenditures that are related to putting each of the Construction Properties into service (but are not part of the annual operating budget) in accordance with the existing plans and specifications with addendums as of the date hereof (the “Approved Plans and Specs”) and in a manner consistent with the historical business practices utilized to open properties owned by the Company (“Completion”), (2) obtain certificates of occupancy and other required governmental or municipal approvals or permits for the Construction Properties (“Governmental Approvals”) and (3) pay costs, of alternate housing and related expenses with respect to each Construction Property, and, in addition, liquidated damages with respect to the Construction Property ground leased by ACT Temple, in the event that the applicable Construction Property does not achieve Completion and all Governmental Approvals have not been obtained with respect to such Construction Property by the date required pursuant to the terms of the student leases with respect to each Construction Property, and, with respect to the Construction Property ground leased by ACT Temple, the ground lease, as amended, for such Construction Property (net of any amounts received by the Company Entities and/or ACT Temple from any third parties liable or potentially liable for causing such delays) (“Construction Delay Costs”). If and to the extent that the Completion Funds are insufficient to achieve Completion of the Construction Properties, the Company may, subject to the terms and conditions of Section 1.4(a)(iii) below, use the Escrowed Funds to (1) achieve Completion of the Construction Properties and (2) obtain Governmental Approvals and (3) pay for Construction Delay Costs. Notwithstanding the above, no more than $456,500 of the Escrowed Funds may be utilized by the Company to complete construction of the Construction Properties owned by ACT Fresno and ACT CSU, in the aggregate. In addition, the parties agree that in no event may either the Completion Funds or the Escrowed Funds be utilized (a) to fund expenditures accounted for in the Company’s operating budgets or (b) for expenditures which are inconsistent with the Company’s historical business practices used to open properties owned by the Company.

(iii) Escrow Agent shall hold the Escrowed Funds in escrow. From time to time, the Company may submit a written claim to Escrow Agent (with a simultaneous copy being sent to Sponsors) requesting disbursement of all or any portion of the Escrowed Funds. Within ten (10) days following receipt of such notice, Sponsors shall submit to Escrow Agent (y) an approval of the Company’s requested disbursement or (z) a written objection to all or any portion of the Company’s request (in either event with a simultaneous copy being sent to the Company). Amounts approved by Sponsors within such ten (10) day period promptly shall be disbursed by Escrow Agent to the Company. If an objection shall have been delivered by Sponsors as aforesaid or Sponsors shall have not responded to the Company’s request within such 10-day period, either party may refer such matter to the American Arbitration Association (or such other third-party mediator agreed upon by the parties hereto, the “Arbitrator”) for a determination that will be final and binding upon both parties (the “Final Determination”). The Arbitrator shall render its Final Determination in writing to the Company and Sponsors within fifteen (15) business days thereafter. Any fees and disbursements of the Arbitrator shall be shared equally by the parties. In addition, the parties hereto agree that any other disputes arising under this Section 1.4(a) shall be subject to arbitration by Arbitrator.

(iv) Within sixty (60) days following occurrence of Completion, procurement of all lien releases (with respect to which the Company agrees to use commercially reasonable efforts to obtain) and receipt of certificates of occupancy with respect to all Construction Property (“Final Completion Event”), the Company shall pay the amount of any excess Completion Funds, and Escrow Agent shall disburse any excess Escrowed Funds, not previously applied by or paid or disbursed to the Company in accordance with the terms of this Section 1.4, to RAP-RSVP Titan 5 LLC (“NEWCO”). Upon the occurrence of the Final Completion Event, the Company shall have no further right to any remaining portion of the Completion Funds nor any remaining portion of the Escrowed Funds and the Company shall thereupon without any further action on its part be deemed to have released, and hereby does release, the Sponsors from any further claims of the Company in respect of any further amounts regarding the Construction Properties or any costs or liabilities incurred by the Company relating to the Construction Properties.

(b) Fresno. The Company and Sponsors shall cooperate, and use commercially reasonable efforts to collect, as promptly as possible following the date hereof, the balance of the insurance proceeds claimed by ACT Fresno in connection with the fire that occurred at its Construction Properties in 2003 (the “Fresno Fire”). Subject to the provisions of the next immediate sentence, the amount of any such insurance proceeds collected by the Company Entities or ACT Fresno (the “Collected Insurance Proceeds”) may be used by the Company to achieve Completion, obtain any Governmental Permits and pay for Construction Delay Costs with respect to the Construction Property owned by ACT Temple (but not with respect to any of the other Construction Properties) (the “Temple Completion Costs”) but only to the extent the Temple Completion Costs previously have not been satisfied utilizing the Completion Funds pursuant to Section 1.4(a). Upon receipt by the Company Entities or ACT Fresno of any such insurance proceeds, (i) if the Temple Completion Costs shall have been satisfied, then any Collected Insurance Proceeds received by the Company Entities or ACT Fresno shall be held by them in trust for NEWCO and shall be promptly remitted to NEWCO; (ii) if the Temple Completion Costs shall have not been satisfied and there does not remain any Completion Funds not previously delivered to the Company Entities, then any Collected Insurance Proceeds received by the Company Entities or ACT Fresno shall be deemed Completion Funds and may be used at the Company’s discretion to satisfy the Temple Completion Costs; and (iii) if the Temple Completion Costs shall have not been satisfied and there remains Completion Funds not previously delivered to the Company Entities, then any Collected Insurance Proceeds received by the Company Entities or ACT Fresno shall be delivered to Escrow Agent to be held as and part of the Escrowed Funds; provided, however, that disbursements to the Company from the Escrowed Funds of any Collected Insurance Proceeds may be used only to satisfy Temple Construction Costs. Upon the written request of Sponsors, and at no cost to the Company Entities and/or ACT Fresno, the Company Entities and ACT Fresno shall, subject to the continuing directions of the Sponsors, commence litigation or such other legal proceedings as the Sponsors reasonably shall request and against such persons and entities as the Sponsors shall direct (the “Insurance Litigation”) to seek to recover insurance proceeds claimed by ACT Fresno in connection with the Fresno Fire. The Company Entities and ACT Fresno shall cooperate with the Sponsors in prosecuting any Insurance Litigation; provided, however, that neither the Company Entities nor ACT Fresno shall be obligated to incur any costs or expenses in connection with such cooperation regarding any Insurance Litigation. Further, the Company Entities and ACT Fresno may not agree to settle or otherwise compromise any claims against the insurer for all or any portion of such insurance proceeds without the prior written consent thereto by Sponsors. At the request of Sponsors at any time following the satisfaction of the Temple Completion Costs, the Company Entities and ACT Fresno shall either (i) assign their claim for all remaining insurance proceeds to NEWCO, or (ii) seek to enforce such claim against the insurer upon receipt by the Company Entities or ACT Fresno of appropriate indemnifications from Sponsors for all associated costs of such enforcement actions, with any insurance proceeds collected through such action to be remitted to NEWCO.

(c) Survival. The provisions of this Section 1.4 shall survive the Closing but shall cease to be binding upon the early termination of this Agreement pursuant to the terms hereof.

1.5. Annual Meeting. On or before the Closing, as reasonably necessary to consummate the IPO, the Company shall convene its annual meeting of shareholders for the purpose of (i) approving the amendment of the Company’s Articles of Incorporation in the form annexed hereto as Exhibit F-1, (ii) approving the Company’s 2004 Incentive Award Plan, in the form annexed hereto as Exhibit F-2, and (iii) electing as the sole members of the Board of Directors of the Company the persons identified as such in the Registration Statement, and RSVP shall vote its shares of the Company’s capital stock at such meeting in support of such resolutions.

1.6. Further Acts. The Company Entities and the Sponsors shall perform, execute, and deliver, or cause to be performed, executed, and delivered by their direct or indirect subsidiaries, at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other parties may reasonably require to consummate the transactions and otherwise satisfy the covenants and conditions contemplated hereunder.

ARTICLE II.

CONDITIONS TO CLOSING

2.1. Company Conditions to Closing. The obligations of each Company Entity hereunder are subject to the satisfaction of the conditions set forth below on or before the Closing.

(a) Representations and Warranties True and Correct. The representations and warranties herein of each of the Sponsors shall be true and correct in all material respects as of the Closing Date;

(b) Covenants. The obligations of the Sponsors hereunder, including without limitation, with respect to the Formation Transactions, shall have been performed or complied with in all material respects;

(c) Closing of IPO. The IPO shall have been consummated simultaneously with or immediately prior to the closing of the Formation Transactions and shall have occurred by no later than September 30, 2004.

2.2. Sponsors’ Conditions to Closing. The obligations of each of the Sponsors hereunder are subject to the satisfaction of the conditions set forth below on or before the Closing:

(a) Representations and Warranties True and Correct. The representations and warranties herein of each of the Company Entities shall be true and correct in all material respects as of the Closing Date;

(b) Covenants. The obligations of the Company Entities hereunder, including without limitation, with respect to the Formation Transactions, shall have been performed or complied with in all material respects; and

(c) Closing of IPO. The IPO shall have been consummated simultaneously with or immediately prior to the closing of the Formation Transactions and shall have occurred by no later than September 30, 2004.

2.3. Abandonment of IPO. If, at any time, either the Company or the Sponsors shall determine in its sole and absolute discretion to abandon the IPO, this Agreement shall be immediately terminated and thereupon each party shall be released from its obligations hereunder and shall have no further liability hereunder.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES AMONG THE PARTIES

3.1. Definitions. As used in this Article III, the following terms shall have the following meanings:

(i) “Actions” means all actions, litigations, complaints, charges, accusations, investigations, petitions, suits, arbitrations, mediations or other proceedings, whether civil or criminal, at law or in equity, or before any arbitrator or Governmental Entity.

(ii) “Code” means the Internal Revenue Code of 1986, as amended.

(iii) “Environmental Law” means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of any Governmental Entity and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment as in effect on the date of hereof, including but not limited to those pertaining to reporting, licensing, permitting, investigation, removal and remediation of Hazardous Materials, including without limitation: (x) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251), the Safe Drinking Water Act (42 U.S.C. 300f et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Endangered Species Act (16 U.S.C. 1531 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. 11001 et seq.), and (y) applicable state and local statutory and regulatory laws, statutes and regulations pertaining to Hazardous Materials.

(iv) “Environmental Permits” means any and all licenses, certificates, permits, directives, requirements, registrations, government approvals, agreements, authorizations, and consents that are required under or are issued pursuant to any Environmental Laws.

(v) “Governmental Entity” means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

(vi) “Hazardous Material” means any substance which is controlled, regulated or prohibited under any Environmental Law as in effect or regulated by any Governmental Entity as of the date hereof.

(vii) “Liens” means any mortgages, pledges, liens, options, charges, security interests, mortgage deed, restrictions, prior assignments, encumbrances, covenants, encroachments, assessments, purchase rights, rights of others, licenses, easements, voting agreements, liabilities or claims of any kind or nature whatsoever, direct or indirect, including, without limitation, interests in or claims to revenues generated by such property.

(viii) “Material Adverse Effect” means a material adverse effect, individually or in the aggregate, on the business, financial condition, results of operations or properties of the Company Entities and Student Housing Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(ix) “Permitted Liens” means:

(1) Liens securing taxes, the payment of which is not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursuant and which, if material in amount, are disclosed in the Registration Statement (including, without limitation, any matters for which a reserve has been established as reflected in the pro forma financial statements contained in the Registration Statement);

(2) Zoning laws and ordinances applicable to the RAP Properties and RSVP Properties which are not violated by the existing structures or present uses thereof;

(3) Liens imposed by laws such as carriers’, warehousemen’s and mechanics’ liens, and other similar liens arising in the ordinary course of business which secure payment of obligations arising in the ordinary course of business not more than 60 days past due or which are being contested in good faith by appropriate proceedings diligently pursued and which, if material in amount, are disclosed in the Registration Statement (including, without limitation, any matters for which a reserve has been established as reflected in the pro forma financial statements contained in the Registration Statement);

(4) non-exclusive easements for public utilities that do not have a Material Adverse Effect upon, or interfere with the use of, the RAP Properties and RSVP Properties;

(5) leases to student occupants of the RAP Properties and RSVP Properties; and

(6) any exceptions contained in the existing owner’s or leasehold title insurance policies with respect to each RAP Property and RSVP Property.

(x) “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental entity.

(xi) “RAP Properties” means the real property owned (whether directly or indirectly) by the RAP Student Housing Entities.

(xii) “Release” shall have the same meaning as the definition of “release” in the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) at 42 U.S.C. Section 9601(22).

(xiii) “RSVP Properties” means the real property owned and ground leased (whether directly or indirectly) by the RSVP Student Housing Entities.

3.2. Representations by RAP-ACP. RAP-ACP represents and warrants to each of the Company Entities, other than with respect to such matters set forth in the Registration Statement or that are known by the Company, that each and every one of the following statements is true, correct, and complete in all material respects as of the date of this Agreement and will be true, correct, and complete in all material respects as of the Closing Date; provided, however, that none of the representations and warranties hereunder with respect to the RAP Student Housing Entities shall apply with respect to Titan II (hereinafter defined), as to which no representations and warranties are being made by RAP-ACP hereunder:

(a) Organization and Power. RAP-ACP is duly organized, validly existing and in good standing under the laws of the state of its formation and has full right, power, and authority to enter into this Agreement, and to assume and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by RAP-ACP, and this Agreement constitutes the legal, valid and binding obligation of RAP-ACP, enforceable against it in accordance with this Agreement’s terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

(b) Capitalization. The interests owned by RAP-ACP directly and indirectly in the Student Housing Entities listed on Schedule III (the “RAP Student Housing Entities”) (the “RAP Interests”) constitute all of the issued and outstanding interests of the RAP Student Housing Entities owning (directly or indirectly) the RAP Properties and other assets to be conveyed by RAP-ACP to the Company Entities in accordance with the Formation Transactions listed in Exhibit A. Except as set forth in the Registration Statement, RAP-ACP is the sole owner of the RAP Interests, beneficially and of record free and clear of any Liens of any nature, except Permitted Liens and such other Liens that would not have, or reasonably be expected to have, a Material Adverse Effect, and has full power and authority to convey the RAP Interests, free and clear of any Liens, except Permitted Liens and such other Liens that would not have, or reasonably be expected to have, a Material Adverse Effect, and, upon delivery of the Redemption Amount as herein provided, the Company (or its direct or indirect subsidiary) will acquire good and valid title thereto, free and clear of any Liens except Permitted Liens, Liens created in favor of the Company Entities by the transactions contemplated hereby and such Liens that would not have, or reasonably be expected to have, a Material Adverse Effect. Other than as described in the Registration Statement, there are no rights to purchase, options or similar rights relating to any of the RAP Properties or the RAP Interests. Except as contemplated in the Formation Transactions or as otherwise disclosed in the Registration Statement, RAP-ACP has no commitment or legal obligation, absolute or contingent, to any other Person other than the Company Entities to sell, assign, transfer or effect a sale of any right, title or interest in or to any RAP Interests, RAP Properties or other assets to be conveyed to the Company Entities by RAP-ACP in accordance with the Formation Transactions.

(c) No Litigation. To RAP-ACP’s knowledge, except for Actions covered by existing policies of insurance, there are no Actions pending or threatened, affecting all or any portion of the RAP Interests or the RAP Student Housing Entities’ or RAP-ACP’s ability to consummate the transactions contemplated hereby or would have a Material Adverse Effect. RAP-ACP has no knowledge of any outstanding order, writ, injunction or decree of any court, Governmental Entity or arbitration against or affecting all or any portion of the RAP Interests or any RAP Student Housing Entity which in any such case would impair RAP-ACP’s ability to enter into and perform all of its obligations under the Agreement or would have a Material Adverse Effect.

(d) No Consents. Except as shall have been cured, consented to or waived in writing by the Company prior to the Closing, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Company Entities of (A) the organizational documents, including the charters and bylaws, if any, of RAP-ACP or the RAP Student Housing Entities, (B) any agreement, document or instrument to which RAP-ACP is a party or by which RAP-ACP or any of the RAP Student Housing Entities are bound or (C) to RAP-ACP’s knowledge, any term or provision of any judgment, order, writ, injunction, or decree, or require any approval, consent or waiver of, or make any filing with, any person or governmental or regulatory authority or foreign, federal, state, local or other law binding on RAP-ACP or the RAP Student Housing Entities or by which RAP-ACP, the RAP Student Housing Entities or any of their assets or properties are bound or subject; provided in the case of (B) and (C) above, unless any such violation, conflict, breach or default would not have a Material Adverse Effect or (ii) result in the creation of any Lien upon any of the RAP Interests or any RAP Student Housing Entity or any interests therein except such Liens that would not have, or reasonably be expected to have, a Material Adverse Effect.

(e) No Related Party Transactions. Other than as set forth in the Registration Statement, there are no material contracts, agreements or other transactions between any Company Entity or Student Housing Entity or any of their respective affiliates, on the one part, and RAP-ACP or any person holding a direct interest in RAP-ACP or any of their respective affiliates, on the other part.

(f) No Broker or Finder. Except as disclosed in the Registration Statement, there are no contracts, agreements or understanding between RAP-ACP, or any person holding a direct or indirect controlling interest in RAP-ACP, or any of their respective affiliates and any other person that would give rise to a valid claim against any Company Entity or any underwriter under the IPO for a brokerage commission, finder’s fee or other like payment in connection with the IPO or other transactions contemplated by this Agreement.

(g) Withholding; Non-Foreign Status. RAP-ACP is not subject to any federal or state withholding provisions in connection with the transactions contemplated hereby, including withholding of sales proceeds to foreign persons. RAP-ACP is a United States person (as defined in Section 7701(a)(30) of the Code). RAP-ACP is a United States person (as defined in Section 7701(a)(30) of the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons, and is not subject to any state withholding requirements.

(h) Taxes. To RAP-ACP’s knowledge, for federal income tax purposes, each RAP Student Housing Entity is, and at all times during its existence has been, a partnership or limited liability company taxable as a partnership (rather than an association or a publicly traded partnership taxable as a corporation). To the knowledge of RAP-ACP, each RAP Student Housing Entity has timely and properly filed all tax returns required to be filed by it and has timely paid all taxes required to be paid by it, except with respect to those taxes being contested in good faith. To RAP-ACP’s knowledge, except as may be set forth in the Registration Statement, none of the tax returns filed by any RAP Student Housing Entity is the subject of a pending or ongoing audit, and no federal, state, local or foreign taxing authority has asserted any tax deficiency or other assessment against a RAP Property or a RAP Student Housing Entity. To RAP-ACP’s knowledge, neither RAP-ACP nor the RAP Student Housing Entities have received any notification of any material new or increased general or special tax assessments for any of the RAP Properties or the RAP Interests.

(i) Real Property.

(i) To RAP-ACP’s knowledge, except as set forth in the Registration Statement, neither RAP-ACP nor any of RAP Student Housing Entities has given or received any notice of any uncured default with respect to any material agreement affecting the RAP Properties which would have a Material Adverse Effect, and, no event has occurred or is threatened, which through the passage of time or the giving of notice, or both, would constitute a material default thereunder or would cause the acceleration of any material obligation of any party thereto or the creation of a Lien upon any RAP Property, except for Permitted Liens or such Liens that would not have, or reasonably be expected to have, a Material Adverse Effect.

(ii) To RAP-ACP’s knowledge each RAP Student Housing Entity identified on Schedule III as owning an underlying Property has insurable fee simple or ground lease title to such Property.

(iii) To RAP-ACP’s knowledge, there is no existing, proposed or threatened condemnation, eminent domain or similar proceeding, or private purchase in lieu of such a proceeding, which would affect all or any portion of the RAP Properties in any material respect.

(iv) There are no ground leases as to which an RAP Student Housing Entity holds an interest as lessee or tenant.

(j) Environmental Compliance. To RAP-ACP’s knowledge, except as may be disclosed in the Registration Statement or the environmental reports which have been made available by the Sponsors to the Company Entities (the “Environmental Reports”) or would not have a Material Adverse Effect, the RAP Properties are currently in material compliance with all Environmental Laws and Environmental Permits. To RAP-ACP’s knowledge, RAP-ACP has not received any written notice from the United States Environmental Protection Agency or any other Governmental Entity that regulates Hazardous Materials or public health risks or other environmental matters or any other private party or Person claiming any violation of, or requiring compliance with, any Environmental Laws or Environmental Permits or demanding payment or contribution for any Release or other environmental damage in, on, under, or upon any of the RAP Properties. To RAP-ACP’s knowledge, except as may be disclosed in the Registration Statement or the Environmental Reports, no investigation or litigation with respect to Hazardous Materials located in, on, under or upon any of the RAP Properties is pending or has been overtly threatened in the last twelve months by any Governmental Entity or any third party.

(k) Intellectual Property. To RAP-ACP’s knowledge, except as would not have a Material Adverse Effect there are no Actions involving RAP-ACP, any RAP Student Housing Entities, or the RAP Properties pending or threatened, that concern any copyrights, copyright application, trademarks, trademark registrations, trade names, service marks, service mark registrations, trade names and trade name registrations or any trade secrets (the “Proprietary Rights”) being transferred to the Company Entities hereunder by RAP-ACP. Except as would not have a Material Adverse Effect, to RAP-ACP’s knowledge, RAP-ACP has the right and authority to use the Proprietary Rights being transferred to the Company Entities hereunder by RAP-ACP necessary in connection with the operation of the RAP Properties in the manner in which it is currently used, and to convey such right and authority to the Company Entities at the Closing.

(l) Existing Loans. The Registration Statement lists all secured loans presently encumbering the RAP Properties or any direct or indirect interest in any RAP Student Housing Entity, and any unsecured loans made to RAP-ACP or any RAP Student Housing Entity to be assumed by the Company Entities or any subsidiary of the Company Entities at Closing, as of the date hereof (the “RAP Existing Loans”). To RAP-ACP’s knowledge, the RAP Existing Loans and the documents entered into in connection therewith (collectively, the “RAP Loan Documents”) are in full force and effect as of the date hereof. To RAP-ACP’s knowledge, no event of default or event that with the passage of time or giving of notice or both would constitute an event of default has occurred as of the date hereof under any of the RAP Loan Documents which would have a Material Adverse Effect. True and correct copies of the existing RAP Loan Documents have been made available to the Company Entities.

(m) No Untrue Statement. To the knowledge of RAP-ACP, other than such matters that are known by the Company, the Registration Statement does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading.

(n) For purposes of this Section 3.2, “knowledge” of RAP-ACP shall be limited to the actual knowledge of Messrs. Scott Rechler, Seth Lipsay, Steven Shepsman and Frank Adipietro.

3.3. Representations by RSVP. RSVP represents and warrants to each of the Company Entities, other than with respect to such matters set forth in the Registration Statement or that are known by the Company, that each and every one of the following statements is true, correct, and complete as in all material respects of the date of this Agreement and will be true, correct, and complete in all material respects as of the Closing Date; provided, however, that none of the representations and warranties hereunder with respect to the RSVP Student Housing Entities shall apply with respect to Titan II (hereinafter defined), as to which no representations and warranties are being made by RSVP hereunder:

(a) Organization and Power. RSVP is duly organized, validly existing and in good standing under the laws of the state of its formation and has full right, power, and authority to enter into this Agreement, and to assume and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by RSVP, and this Agreement constitutes the legal, valid and binding obligation of RSVP, enforceable against it in accordance with this Agreement’s terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

(b) Capitalization. The interests owned by RSVP Student Housing LLC, an indirectly owned and controlled subsidiary of RSVP (“RSVP-LLC”), directly and indirectly in the Student Housing Entities listed on Schedule IV (the “RSVP Student Housing Entities”) (the “RSVP Interests”) constitute all of the issued and outstanding interests of the entities owning (directly or indirectly) the RSVP Properties and other assets to be conveyed by RSVP to the Company Entities in accordance with the Formation Transactions listed in Exhibit A, other than a 0.1% limited partnership interest in RFG Capital Management Partners, L.P. Except as set forth in the Registration Statement, RSVP-LLC is the sole owner of the RSVP Interests, beneficially and of record free and clear of any Liens of any nature, except Permitted Liens and such other Liens that would not have, or reasonably be expected to have, a Material Adverse Effect, and has full power and authority to convey the RSVP Interests, free and clear of any Liens, except Permitted Liens and such other Liens that would not have, or reasonably be expected to have, a Material Adverse Effect, and, upon delivery of the Redemption Amount as herein provided, the Company (or its direct or indirect subsidiary) will acquire good and valid title thereto, free and clear of any Liens except Permitted Liens, Liens created in favor of the Company Entities by the transactions contemplated hereby and such Liens that would not have, or reasonably be expected to have, a Material Adverse Effect. Other than as described in the Registration Statement, there are no rights to purchase, options or similar rights relating to any of the RSVP Properties or the RSVP Interests. Except as contemplated in the Formation Transactions or as otherwise disclosed in the Registration Statement, neither RSVP nor RSVP-LLC has a commitment or legal obligation, absolute or contingent, to any other Person other than the Company Entities to sell, assign, transfer or effect a sale of any right, title or interest in or to any RSVP Interests, RSVP Properties or other assets to be conveyed to the Company Entities by RSVP and RSVP-LLC in accordance with the Formation Transactions. Notwithstanding the above, with respect to the RSVP Student Housing Entities identified with an asterisk (“*”) on Schedule IV attached hereto, the representations made in this Section 3.3(b) shall be limited to the knowledge of RSVP.

(c) No Litigation. To RSVP’s knowledge, except for Actions covered by existing policies of insurance, there are no Actions pending or threatened, affecting all or any portion of the RSVP Interests or the RSVP Student Housing Entities’ or RSVP’s or RSVP-LLC’s ability to consummate the transactions contemplated hereby or would have a Material Adverse Effect. RSVP has no knowledge of any outstanding order, writ, injunction or decree of any court, Governmental Entity or arbitration against or affecting all or any portion of the RSVP Interests or any RSVP Student Housing Entity which in any such case would impair RSVP’s ability to enter into and perform all of its obligations under the Agreement or would have a Material Adverse Effect.

(d) No Consents. Except as shall have been cured, consented to or waived in writing by the Company prior to the Closing, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Company Entities of (A) the organizational documents, including the charters and bylaws, if any, of RSVP, RSVP-LLC or the RSVP Student Housing Entities, (B) any agreement, document or instrument to which RSVP is a party or by which RSVP, RSVP-LLC or any of the RSVP Student Housing Entities are bound or (C) to RSVP’s knowledge, any term or provision of any judgment, order, writ, injunction, or decree, or require any approval, consent or waiver of, or make any filing with, any person or governmental or regulatory authority or foreign, federal, state, local or other law binding on RSVP, RSVP-LLC or the RSVP Student Housing Entities or by which RSVP, RSVP-LLC or the RSVP Student Housing Entities or any of their assets or properties are bound or subject; provided in the case of (B) and (C) above, unless any such violation, conflict, breach or default would not have a Material Adverse Effect or (ii) result in the creation of any Lien upon any of the RSVP Interests or any RSVP Student Housing Entity or any interests therein except such Liens that would not have, or reasonably be expected to have, a Material Adverse Effect.

(e) No Related Party Transactions. Other than as set forth in the Registration Statement, there are no material contracts, agreements or other transactions between any Company Entity or Student Housing Entity or any of their respective affiliates, on the one part, and RSVP or any person holding a direct interest in RSVP or any of their respective affiliates, on the other part.

(f) No Broker or Finder. Except as disclosed in the Registration Statement, there are no contracts, agreements or understanding between any RSVP, or any person holding a direct or indirect interest in RSVP, or any of their respective affiliates and any other person that would give rise to a valid claim against any Company Entity or any underwriter under the IPO for a brokerage commission, finder’s fee or other like payment in connection with the IPO or other transactions contemplated by this Agreement.

(g) Withholding; Non-Foreign Status. RSVP is not subject to any federal or state withholding provisions in connection with the transactions contemplated hereby, including withholding of sales proceeds to foreign persons. RSVP is a United States person (as defined in Section 7701(a)(30) of the Code). RSVP is a United States person (as defined in Section 7701(a)(30) of the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons, and is not subject to any state withholding requirements.

(h) Taxes. To RSVP’s knowledge, For federal income tax purposes, each RSVP Student Housing Entity is, and at all times during its existence has been, a partnership or limited liability company taxable as a partnership (rather than an association or a publicly traded partnership taxable as a corporation), other than SHP-The Callaway House Manager Corp. To the knowledge of RSVP, each RSVP Student Housing Entity has timely and properly filed all tax returns required to be filed by it and has timely paid all taxes required to be paid by it, except with respect to those taxes being contested in good faith. To RSVP’s knowledge, except as may be set forth in the Registration Statement, none of the tax returns filed by any RSVP Student Housing Entity is the subject of a pending or ongoing audit, and no federal, state, local or foreign taxing authority has asserted any tax deficiency or other assessment against a RSVP Property or a RSVP Student Housing Entity. To RSVP’s knowledge, neither RSVP nor the RSVP Student Housing Entities have received any notification of any material new or increased general or special tax assessments for any of the RSVP Properties or the RSVP Interests.

(i) Real Property.

(i) To RSVP’s knowledge, except as set forth in the Registration Statement, neither RSVP nor any of the RSVP Student Housing Entities has given or received any notice of any uncured default with respect to any material agreement affecting the RSVP Properties which would have a Material Adverse Effect, and, no event has occurred or is threatened, which through the passage of time or the giving of notice, or both, would constitute a material default thereunder or would cause the acceleration of any material obligation of any party thereto or the creation of a Lien upon any RSVP Property, except for Permitted Liens or such Liens that would not have, or reasonably be expected to have, a Material Adverse Effect.

(ii) To RSVP’s knowledge each RSVP Student Housing Entity identified on Schedule IV as owning an underlying Property has insurable fee simple or ground lease title to such Property.

(iii) To RSVP’s knowledge, there is no existing, proposed or threatened condemnation, eminent domain or similar proceeding, or private purchase in lieu of such a proceeding, which would affect all or any portion of the RSVP Properties in any material respect.

(iv) The ground leases referenced in the Registration Statement (the “Ground Leases”) are the only ground leases in which any of the RSVP Student Housing Entities holds an interest as lessee or tenant. To RSVP’s knowledge, such Ground Leases are in full force and effect, except as indicated otherwise in the Registration Statement or in any estoppel certificate made available or delivered to the Company Entities prior to the Closing. To

RSVP’s knowledge, neither RSVP nor the RSVP Student Housing Entities have received any written notice from any ground lessor under any of the Ground Leases alleging the existence of any default on the part of RSVP or the RSVP Student Housing Entities thereunder. To RSVP’s knowledge, no ground lessor under any of the Ground Leases is in default or is presently the subject of any voluntary or involuntary bankruptcy or insolvency proceedings. To RSVP’s knowledge, neither RSVP nor any of the RSVP Student Housing Entities are in default under any Ground Lease, and no event has occurred which with the passage of time or the giving of notice (or both) would constitute a default under any Ground Lease.

(j) Environmental Compliance. To RSVP’s knowledge, except as may be disclosed in the Registration Statement or the Environmental Reports or would not have a Material Adverse Effect, the RSVP Properties are currently in material compliance with all Environmental Laws and Environmental Permits. To RSVP’s knowledge, RSVP has not received any written notice from the United States Environmental Protection Agency or any other Governmental Entity that regulates Hazardous Materials or public health risks or other environmental matters or any other private party or Person claiming any violation of, or requiring compliance with, any Environmental Laws or Environmental Permits or demanding payment or contribution for any Release or other environmental damage in, on, under, or upon any of the RSVP Properties. To RSVP’s knowledge,, except as may be disclosed in the Registration Statement or the Environmental Reports, no investigation or litigation with respect to Hazardous Materials located in, on, under or upon any of the RSVP Properties is pending or has been overtly threatened in the last twelve months by any Governmental Entity or any third party.

(k) Intellectual Property. To RSVP’s knowledge, except as would not have a Material Adverse Effect, there are no Actions involving RSVP, any RSVP Student Housing Entities, or the RSVP Properties pending or threatened that concern any Proprietary Rights being transferred to the Company Entities hereunder by RSVP. Except as would not have a Material Adverse Effect, to RSVP’s knowledge RSVP has the right and authority to use the Proprietary Rights being transferred to the Company Entities hereunder by RSVP necessary in connection with the operation of the RSVP Properties in the manner in which it is currently used, and to convey such right and authority to the Company Entities at the Closing.

(l) Existing Loans. The Registration Statement lists all secured loans presently encumbering the RSVP Properties or any direct or indirect interest in any RSVP Student Housing Entity, and any unsecured loans made to RSVP or any RSVP Student Housing Entity to be assumed by the Company Entities or any subsidiary of the Company Entities at Closing, as of the date hereof (the “RSVP Existing Loans”). To RSVP’s knowledge, the RSVP Existing Loans and the documents entered into in connection therewith (collectively, the “RSVP Loan Documents”) are in full force and effect as of the date hereof. To RSVP’s knowledge, no event of default or event that with the passage of time or giving of notice or both would constitute an event of default has occurred as of the date hereof under any of the RSVP Loan Documents which would have a Material Adverse Effect. True and correct copies of the existing RSVP Loan Documents have been made available to the Company Entities.

(m) No Untrue Statement. To the knowledge of RSVP, other than such matters that are known by the Company, the Registration Statement does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading.

(n) For purposes of this Section 3.3, “knowledge” of RSVP shall be limited to the actual knowledge of Messrs. Scott Rechler, Seth Lipsay, Steven Shepsman and Frank Adipietro.

3.4. Representations by the Company and Operating Partnership. Each of the Company Entities represents and warrants to the Sponsors that each and every one of the following statements is true, correct, and complete in every material respect as of the date of this Agreement and will be true, correct, and complete in every material respect as of the Closing Date:

(a) Organization and Power. Such entity is duly organized, validly existing and in good standing under the laws of the state of its formation and has full right, power, and authority to enter into this Agreement, and to assume and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by such entity, and this Agreement constitutes the legal, valid and binding obligation of such entity, enforceable against such entity in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

(b) Litigation. There is no action, suit, claim, or proceeding pending or, to such entity’s knowledge, threatened in any court, before any arbitrator, or before or by any governmental body or other regulatory authority naming any Company Entity as a party that is reasonably likely to materially and adversely affect the ability of the Company Entities to perform their obligations hereunder, otherwise delay the consummation of any of the transactions contemplated hereby (including, without limitation, the Formation Transactions). No Company Entity is subject to any judgment, decree, injunction, rule, or order of any court relating to the transactions contemplated by this Agreement (including, without limitation, the Formation Transactions).

(c) No Consents. No authorization, consent, approval, permit, or license of, or filing with, any governmental or public body or authority, or any other person or entity is required to authorize, or is required in connection with, the execution, delivery, and performance of this Agreement on the part of such entity other than as expressly set forth in the Registration Statement or on Schedule V hereof.

(d) No Untrue Statement. To the knowledge of such entities, the Registration Statement does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, not misleading.

3.5. Survival. Each of the representations and warranties contained in this Article III shall the survive the Closing of the IPO for a period of one (1) year.

ARTICLE IV.

COVENANTS

4.1. From the date hereof through the Closing Date, and except in connection with the Formation Transactions, no Sponsor shall:

(a) Sell, transfer, redeem, repurchase (or agree to sell, transfer, redeem or repurchase) or otherwise dispose of, or cause or allow the sale, transfer, redemption, repurchase or disposition of (or agree to do any of the foregoing), all or any portion of the equity interests in the Company Entities or any of the Student Housing Entities, or permit them to issue or agree to issue any such equity interests;

(b) Pledge or encumber (or permit to become encumbered) all or any portion of the equity interests in the Company Entities or any of the Student Housing Entities or any real property owned or ground leased by the Student Housing Entities;

(c) Permit the Company Entities or any of the Student Housing Entities to enter into any material transaction not in the ordinary course of business;

(d) Permit the Company Entities or any of the Student Housing Entities to sell, transfer or dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing with respect to) any of its assets, except in the ordinary course of business consistent with past practice;

(e) Cause or take any action that would render any of their representations or warranties as set forth herein untrue in any material respect;

(f) Materially alter or causing the alteration of the manner of keeping of the books, accounts or records of the Company Entities or any of the Student Housing Entities, or the accounting practices therein reflected; or

(g) Allow any of the Company Entities or any of the Student Housing Entities to make or pay any distributions or dividends to any person other than another Student Housing Entity.

4.2. From the date hereof and subsequent to the Closing, each of the Sponsors agrees to provide the Company with such tax information relating to the Company Entities or any of the Student Housing Entities as reasonably requested by the Company and to cooperate with the Company with respect to the filing of tax returns.

4.3. On or before the Closing, the Sponsors shall:

(a) Cause the Company Entities and Student Housing Entities (including, without limitation, their respective assets) to be free and clear of any and all obligations, liabilities, liens or encumbrances under that certain loan made to RSVP Holdings, LLC, Reckson Strategic Venture Partners, LLC, and Reckson Asset Partners, LLC (affiliates of RAP-ACP and the RSVP Entities), by GMAC Commercial Mortgage Corporation pursuant to that certain Credit Agreement dated as of September 18, 2003;

(b) Obtain the approval of the United States Bankruptcy Court for the Southern District of New York, with respect to proceedings under Chapter 11 of the United States Bankruptcy Code concerning FrontLine Capital Group, Inc. (“Frontline”), an affiliate of the RSVP Entities, authorizing Frontline and its subsidiaries to do all things necessary to close the Formation Transactions and the IPO;

(c) Cause RAPSH (as hereinafter defined) to enter into and perform its obligations under the Purchase and Sale Agreement with Titan Investments I, LLC (“Titan I”)and Anthony J. Patinella, Jr. (“Patinella”) in the form annexed hereto as Exhibit G-1 pursuant to which RAPSH will acquire a ninety-five percent (95%) ownership interest in Titan Investments II, LLC (“Titan II”) on the Closing Date for $5,726,000 (the “Titan/Company Purchase Agreement”), and cause Titan I and Patinella to perform all of their obligations under the Titan/Company Purchase Agreement;

(d) Cause RAP-RSVP Titan 5, LLC to enter into and perform its obligations under the Purchase and Sale Agreement with Titan I and Patinella in the form annexed hereto as Exhibit G-2 pursuant to which RAP-RSVP Titan 5, LLC will acquire a five percent (5%) ownership interest in Titan II on the Closing Date for $1 plus a percentage of amounts paid to NEWCO by the Company pursuant to Section 1.4 hereunder, if any (the “Titan/Sponsors Purchase Agreement”), and cause Titan I and Patinella to perform all of their obligations under the Titan/Sponsors Purchase Agreement; and

(e) Cause all persons employed by, or otherwise affiliated with, any of the Sponsors to resign from all positions as a partner, officer or director of any Student Housing Entity, and to exchange mutual releases with such Student Housing Entity for any and all claims with respect to such role.

4.4. Nomination of Director. The Company shall nominate Mr. Scott Rechler for re-election as a director at each of the Company’s two annual meetings of shareholders immediately following the Closing. The Company’s obligations under this Section 4.4 shall be conditioned on Mr. Rechler’s being willing and eligible under all applicable laws and regulations to serve on the Board of Directors. Mr. Rechler shall not receive any compensation for serving on the Board of Directors of the Company until such time as he is first elected to such position by a vote of the public shareholders of the Company, following which he will be entitled to the same compensation as the independent members of the Board of Directors of the Company. The terms of this Section 4.4 shall survive the Closing but shall cease to be binding upon the early termination of this Agreement pursuant to the terms hereof.

4.5. The Village at Riverside. The Company acknowledges and agrees that, following the Closing, notwithstanding the fact that SHP-The Village at Riverside, L.P. (“SHP Riverside”) will no longer be affiliated with the Company Entities, RAP Student Housing Properties, LLC, a Delaware limited liability company (“RAPSH”) that will become wholly-owned subsidiary of the Operating Partnership as part of the Formation Transactions, will remain as guarantor of certain obligations and liabilities of SHP Riverside (the “Riverside Guarantee”) under that certain Loan Agreement, dated as of December 29, 2000, between General Electric Capital Corporation and SHP Riverside (the “Riverside Loan”). Following the closing of the Formation Transactions and the IPO, the Company Entities will cause RAPSH to use commercially reasonable efforts not to violate any of the provisions of the Riverside Guarantee in a manner that would result in a default by SHP Riverside under the Riverside Loan. In consideration for the above, the Sponsors agree that for long as the Riverside Guarantee is in effect, or any of the Company Entities or RAPSH shall have any liability thereunder, and such matters are in their control or the control of their affiliates, they shall (i) cause American Campus Management (Texas), Ltd. or another direct or indirect subsidiary of the Company Entities to continue to serve as the property manager of the property located in Austin, Texas commonly known as “The Village at Riverside” (“Riverside”) under terms no less favorable to the manager than those under that certain Property Management Agreement For The Village at Riverside, dated as of December     , 2000, between SHP Riverside and American Campus Management (Texas), Ltd. (the “Management Agreement”); (ii) not transfer or permit the transfer of all or any portion of their direct or indirect ownership interest in Riverside, other than to an affiliate of Sponsors permitted under the current mortgage indebtedness secured by Riverside; (iii) not permit any party, including without limitation, SHP Riverside, to exercise signatory authority with respect to any bank accounts related to Riverside, including, without limitation, the Operating Account (as such term is defined in the Management Agreement), without first obtaining the manager’s prior written consent; and (iv) not permit any violation by SHP Riverside or any of their affiliates of any of the terms of the Riverside Loan that would give rise to liability under the Riverside Guarantee and shall indemnify, defend and hold harmless the Company Entities and their respective affiliates, directors, officers, employees, representatives and agents, including without limitation, RAPSH, from and against all claims, costs, expenses, losses and damages (including, without limitation, reasonable attorney’s fees and expenses) incurred by such parties under or in connection with the Riverside Guarantee, subject to the limitation contained in Section 5.1(f) hereof. Furthermore, the Sponsors agree to use commercially reasonable efforts to cause any successor owner of Riverside (including the direct or indirect equity interests in Riverside) to offer to retain an affiliate of the Company Entities as property manager of Riverside under terms no less favorable to the manager as those under the Management Agreement. The obligations of the Sponsors under this Section 4.5 are joint and several. The terms of this Section 4.5 shall survive the Closing and shall continue for so long as the Riverside Guarantee is in effect but shall cease to be binding upon the early termination of this Agreement pursuant to the terms hereof.

4.6. The Company shall:

(a) At or prior to the Closing, make all filings and otherwise do all things so as to comply with all applicable regulatory requirements of the New York Stock Exchange and National Association of Securities Dealers in connection with the IPO;

(b) At or promptly following the Closing, satisfy all Transaction Costs;

(c) At the Closing, in addition to payment of the Redemption Amount, pay to RAP-ACP in immediately available funds (i) a liquidated working capital distribution in the amount of $1,500,000 and (ii) budgeted development fees relating to the Construction Properties in the amount of $170,000.

The terms of this Section 4.6 shall survive the Closing but shall cease to be binding upon the early termination of this Agreement pursuant to the terms hereof.

ARTICLE V.

INDEMNIFICATION

5.1. Indemnities.

(a) RAP-ACP and RSVP, jointly and severally, agree to indemnify, defend and hold harmless the Company Entities and their respective affiliates, directors, officers, employees, representatives and agents, from and against all costs, expenses, losses and damages (including, without limitation, reasonable attorney’s fees and expenses) (collectively, “Losses”) incurred by such parties resulting from any misrepresentation or breach of representation, warranty or covenants made by RAP-ACP, but only to the extent such Losses in the aggregate exceed $50,000. The provisions of this Section 5.1(a) shall survive the Closing for a period of one (1) year and shall be subject to the limitations specified in Section 5.1(f) hereof.

(b) RSVP agrees to indemnify, defend and hold harmless the Company Entities and their respective affiliates, directors, officers, employees, representatives and agents, from and against all Losses incurred by such parties resulting from any misrepresentation or breach of representation, warranty or covenants made by RSVP, but only to the extent such Losses in the aggregate exceed $50,000. The provisions of this Section 5.1(b) shall survive the Closing for a period of one (1) year and shall be subject to the limitations specified in Section 5.1(f) hereof.

(c) The Company agrees to indemnify, defend and hold harmless the Sponsors and their respective affiliates, directors, officers, employees, representatives and agents, from and against all Losses incurred by such parties resulting from any misrepresentation or breach of representation, warranty or covenants made by the Company Entities, but only to the extent such Losses in the aggregate exceed $50,000. The provisions of this Section 5.1(c) shall survive the Closing for a period of one (1) year. The Company’s obligations under this Section 5.1(c) shall not apply to any shareholder, officer, director, employee or representative of the Company.

(d) Upon written request by any indemnified party hereunder, the applicable indemnitor shall defend same (if requested by any indemnified party, in the name of such indemnified party) by attorneys and other professionals approved by such indemnified party. Notwithstanding the foregoing, any indemnified parties may, in its sole and absolute discretion, engage its own attorneys and other professionals to defend or assist such indemnified party, and, at the option of such indemnified party, such attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without the applicable indemnitor’s consent, which consent shall not be unreasonably withheld. Upon demand, an indemnitor shall pay or, in the sole and absolute discretion of the applicable indemnified party, reimburse, such indemnified parties for the payment of reasonable fees and disbursements of attorneys and other professionals in connection therewith.

(e) The obligations of RAP-ACP and RSVP under Sections 4.5, 5.1(a), 5.1(b), 6.1 and 6.2 hereunder shall not apply to any partner, member (except RSVP’s interest in RAP-ACP), shareholder, managing member (except RSVP’s interest in RAP-ACP), officer, director, employee or representative of RAP-ACP or RSVP.

(f) In no event shall the amounts paid or payable by RAP-ACP and RSVP, taken together, in respect of the obligations of RSVP and RAP-ACP under Sections 4.5, 5.1(a), 5.1(b), 6.1 and 6.2 exceed $20,000,000 in the aggregate.

ARTICLE VI.

REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF SPONSOR IN FAVOR

OF UNDERWRITERS

6.1. Representations and Warranties by RSVP and RAP-ACP. RSVP and RAP-ACP, jointly and severally, represent and warrant to, and agree with, each of Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives (the “Representatives”) of the several underwriters to be named in an underwriting agreement to be entered into by the underwriters and the Company, as set forth below in this Section 6.1 as of the Closing Date, as follows:

(a) Entity Power. Each of RSVP and RAP-ACP has all requisite power to enter into this Agreement and consummate the transactions contemplated hereby.

(b) Accurate Disclosure. RSVP and RAP-ACP are familiar with the Registration Statement, the prospectus forming a part thereof (the “Prospectus”) and each amendment or supplement; the information with respect to Reckson, Frontline, RSVP, RAP-ACP, RAPSH, RAP, RSVP-ACP and ACCL (in each case as defined in the Registration Statement; each individually, a “Sponsor Related Entity”, and collectively the “Sponsor Related Entities”) as indicated on the pages attached hereto as Exhibit E from the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; RSVP and RAP-ACP have no knowledge of any material fact, condition or information, in each case relating solely to the Sponsor Related Entities, not disclosed in the Registration Statement or the Prospectus that has materially adversely affected or will materially adversely affect the business of the Company Entities and their subsidiaries taken as a whole.

(c) Authorization and Enforceability of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of each of RSVP and RAP-ACP and, assuming due authorization, execution and delivery by the other parties hereto (including the Representatives), is a valid and binding agreement of each of RSVP and RAP-ACP, as applicable, enforceable against RSVP and RAP-ACP in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnify and contribution thereunder may be limited by applicable law or policies underlying such law.

(d) Absence of Proceedings. To the knowledge of RSVP or RAP-ACP, there is not pending or threatened against any RSVP or RAP-ACP any action, suit or proceeding at law or in equity or before any court, tribunal, government body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against RSVP or RAP-ACP of this Agreement or the ability of RSVP or RAP-ACP to perform its obligations hereunder.

(e) Knowledge. For purposes of Section 6.1, the “knowledge” of RSVP and/or RAP-ACP shall be limited to the knowledge of Messrs. Scott Rechler, Seth Lipsay, Steven Shepsman and Frank Adipietro.

6.2. Indemnification and Contribution.

(a) RSVP and RAP-ACP agree, jointly and severally, to indemnify and hold harmless each of the Representatives, the directors, officers, employees and agents of each Representative and each person who controls any of the Representatives within the meaning of either the Securities Act of 1933, as amended (the “Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the disclosure with respect to the Sponsor Related Entities attached hereto as Exhibit E, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The obligations of RSVP and RAP-ACP under this Section 6.2 shall be subject to the limitation specified in Section 5.1(f). This indemnity agreement will be in addition to any liability which any Sponsor Related Entities may otherwise have, but in all cases will be subject to the limitation specified in Section 5.1(f).

(b) Promptly after receipt by an indemnified party under this Section 6.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6.2, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action and the intent to employ counsel hereunder or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(c) In the event that the indemnity provided in paragraph (a) of this Section 6.2 is unavailable to or insufficient to hold harmless an indemnified party for any reason, RSVP and RAP-ACP, jointly and severally, and the Representatives severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Section 6.2 Losses”) to which RSVP and RAP-ACP, and one or more of the Representatives may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company Entities and RSVP and RAP-ACP on the one hand and by the Representatives on the other from the IPO; provided, however, that in no case shall any Representatives (except as may be provided in any agreement among underwriters relating to the IPO) be responsible for any amount in excess of the underwriting discount or commission applicable to the shares of common stock of the Company purchased by the underwriters in the IPO and in no case shall RSVP and RAP-ACP be responsible for any amount in excess of the limitation specified in Section 5.1(f). If the allocation provided by the immediately preceding sentence is unavailable for any reason, RSVP, RAP-ACP and the Representatives severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Company Entities and RSVP and RAP-ACP on the one hand and of the Representatives on the other in connection with the statements or omissions which resulted in such Section 6.2 Losses as well as any other relevant equitable considerations. Benefits received by the Company Entities shall be deemed to be equal to the total net proceeds from the IPO (before deducting expenses) received by it; benefits received by RSVP and RAP-ACP shall be deemed to be equal to the Redemption Amount received by RAP-ACP, as adjusted in accordance with Section 4.6(c) of this Agreement; and benefits received by the Representatives shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company Entities and RSVP and

RAP-ACP on the one hand or the Representatives on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. RSVP, RAP-ACP and the Representatives agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph 6.2(c), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.2, each person who controls a Representative within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Representative shall have the same rights to contribution as such Representative, and each person who controls RSVP and RAP-ACP within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as RSVP and RAP-ACP subject in each case to the applicable terms and conditions of this Section 6.2(c).

(d) The respective agreements, representations and indemnities of RSVP and RAP-ACP set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Representative or any of their respective officers, directors, employees, agents or controlling persons referred to in this Section 6.2 hereof, and will survive the consummation of the transactions anticipated in this Agreement. The provisions of Sections 6.1 and 6.2 shall survive the termination or cancellation of this Agreement.

ARTICLE VII.

CONSOLIDATED NET WORTH REQUIREMENT

7.1. Definitions.

(a) “Acceptable Appraisal” means any appraisal, in form, content and methodology reasonably acceptable to the Representatives prepared by any independent appraiser which is a member of the Appraisal Institute with a national practice and who has at least 10 years experience with real estate or the same type and in the same geographic area as the property or other asset to be appraised.

(b) “Consolidated Net Worth” of any person at any time means the Consolidated Total Asset Value of such person at such time minus the Consolidated Total Indebtedness of such person at such time.

(c) “Consolidated Total Asset Value” of any person at any time means the sum of the following amounts of such person and its consolidated entities at such time: (i) unrestricted cash and cash equivalents, (ii) the undepreciated book value of (a) all real estate assets owned or in operation, (b) unimproved land, and (c) development assets, (iii) the depreciated book value of physical assets other than assets referred to in clause (ii) above, (iv) other items considered as assets within the meaning of generally accepted accounting principles other than goodwill and similar non-tangible assets and (v) such persons pro rata share of any of the foregoing items that are attributable to any unconsolidated entity at such time; provided, however, that the value reflected in an Acceptable Appraisal for of any asset shall be deemed to be the value of such asset for purposes of calculating Consolidated Total Asset Value.

(d) “Consolidated Total Indebtedness” of any person at any time means the sum of, without duplication, the following amounts of such person and its consolidated entities at such time: (i) the principal amount of all borrowed money indebtedness plus accrued but unpaid indebtedness thereon, (ii) all obligations of such person for the deferred purchase price of property or services (other than ordinary course trade payables not overdue by more than 60 days), (iii) the principal amount of all obligations under capital leases plus accrued but unpaid indebtedness thereon, (iv) all obligations under letters of credit or similar facilities, (v) all obligations under hedge agreements, (vi) all amounts of guaranties, indemnities for borrowed money, stop-loss agreements, take-or-pay agreements and the like provided by such person or any of its consolidated entities, (vii) all amounts of bonds posted by such person or any of its consolidated entities guaranties performance or payment obligations and (viii) such person’s pro rata share of any of the foregoing items that are attributable to any unconsolidated entity at such time.

7.2. Consolidated Net Worth Requirement. RSVP hereby agrees and covenants that RSVP shall maintain a Consolidated Net Worth of not less than $20,000,000 less any amounts paid by RSVP or RAP-ACP under Sections 4.5, 5.1(a), 5.1(b) or 6.2 of this Agreement (the “Net Worth Requirement”) until the later of (a) the first anniversary of the Closing Date and (b) the settlement of any and all claims under Sections 4.5, 5.1(a), 5.1(b) or 6.2 arising prior to the first anniversary of the Closing Date (collectively, the “Net Worth Expiration Date”). In addition, RSVP hereby agrees and covenants that RSVP shall not make any distribution of cash subsequent to the date hereof and through the Net Worth Expiration Date, other than the distribution of the Redemption Amount and amounts delivered to Sponsors pursuant to Section 4.6(c) hereunder unless RSVP meets the Net Worth Requirement prior to and immediately subsequent to such distribution.

ARTICLE VIII.

MISCELLANEOUS

8.1. Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to a Company Entity or a Sponsor upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by a Company Entity or a Sponsor of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to a Company Entity or a Sponsor either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.

8.2. Notices. Any notice provided for by this Agreement and any other notice, demand, or communication which any party may wish to send to another shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party’s address as set forth in this Section. The address for any of the Company Entities for all purposes under this Agreement shall be as follows:

American Campus Communities, Inc.

805 Las Cimas Parkway

Suite 400

Austin, TX 78746

Attn: President

Fax: (512) 732-2450

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Fax: (212) 728-8111

Attn: Yaacov M. Gross

The address of the Sponsors for all purposes under this Agreement shall be as follows:

Reckson Strategic Venture Partners

c/o New World Realty

60 Cutter Mill Road

Great Neck, NY 11021

Fax: (516) 465-2801

with a copy to:

Herrick, Feinstein LLP

2 Park Avenue

New York, NY 10016

Fax: (212) 592-1500

Attn: Irwin A. Kishner

The address of the Representatives for all purposes under this Agreement shall be as follows:

Citigroup Global Markets Inc.

Deutche Bank Securities Inc.

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Fax: (212) 816-7912

Attn: General Counsel

with a copy to:

Sidley Austin Brown & Wood LLP

787 Seventh Avenue

New York, NY 10019

Fax: (212) 839-5599

Attn: J. Gerard Cummins

Any address or name specified above may be changed by a notice given by the addressee to the other parties. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

8.3. Exhibits. All exhibits and schedules referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

8.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

8.5. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

8.6. Successors and Assigns. This Agreement may not be assigned by any Company Entity or any Sponsor without the prior approval of each Company Entity or Sponsor, as applicable; provided, however, that each Company Entity may assign its rights under this Agreement (but not its obligations) to a direct or indirect wholly-owned subsidiary of the Company without the prior approval of the Sponsors. This Agreement shall be binding upon, and inure to the benefit of, each Company Entity, each of the Sponsors, and their respective legal representatives, successors, and permitted assigns.

8.7. Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

8.8. Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

8.9. Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts.

8.10. Specific Performance. Each party to this Agreement agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party to this Agreement agrees that each other party hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the provisions of this Agreement in any federal or state court located in the State of New York (as to which each party to this Agreement agrees to submit to jurisdiction for purposes of such action), this being in addition to any other remedies to which such party may be entitled under this Agreement or otherwise at law or in equity.

8.11. Additional Parties. Each Sponsor and Company Entity acknowledges that the Representatives are additional parties to this Agreement with respect to Sections 5.1(f), 6.1, 6.2, 7.1 and 7.2 hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Company Entities:

American Campus Communities, Inc.

By:	/s/ Mark J. Hager
Name:	Mark J. Hager
Title:	Chief Financial Officer

American Campus Communities Operating Partnership LP

By:	American Campus Communities Holdings LLC, its general partner

	By:	/s/ Mark J. Hager
	Name:	Mark J. Hager
	Title:	Treasurer

Sponsors:

RAP-ACP LLC

By:	RAPSH Holdings LLC, its managing member

	By:	Reckson Asset Partners LLC, its sole member

		By:	/s/ Scott Rechler
Authorized Signatory

Reckson Strategic Venture Partners, LLC, its Sole Member

By:	RSVP Holdings LLC, its Sole Member

	By:	RSI Fund Management
LLC, its Managing Member

		By:	/s/ Scott Rechler
Authorized Signatory

As of the date first above written, the undersigned confirm and accept the above Agreement, but only with respect to Sections 5.1(f), 6.1, 6.2, 7.1 and 7.2.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Paul J. Ingrassia
Name:	Paul J. Ingrassia
Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Geoffrey S. Bedrosian
Name:	Geoffrey S. Bedrosian
Title:	Director

By:	/s/ Robert Blumenthal
Name:	Robert Blumenthal
Title:	Managing Director

Schedule I

Student Housing Entities

Subsidiary	State of Incorporation
General Entities:
American Campus Communities, L.L.C.	DE
American Campus Charities Foundation	TX
American Campus Properties Student Housing Financing, Ltd.	TX
SPE Texas Campus, L.L.C.	TX
RFG Capital Group, LLC	NY
RFG Capital Management Partners, L.P.	DE
RAP Student Housing Properties, LLC	DE

Development Entities
American Campus Developers, L.L.C.	DE
American Campus Development (ASU), Ltd.	TX
American Campus Development (ASU) GP, LLC	TX
American Campus Development (Bayou Oaks), Ltd.	TX
American Campus Development (Bayou Oaks) GP, LLC	TX
American Campus Development (CU), LLC	DE
American Campus Development (IPFW), LLC	DE
American Campus Developers (Lamar II), Ltd.	TX
American Campus Development (Lamar III), Ltd.	TX
American Campus Development (Lamar III) GP, LLC	TX
American Campus Development (PUC), LLC	DE
American Campus Development (Saint Leo), LLC	DE
American Campus Development (SHSU), Ltd.	TX
American Campus Development (SHSU) GP, LLC	TX
American Campus Development (SWT), Ltd.	TX
American Campus (SWT II) GP, LLC	TX
American Campus (SWT II), Ltd.	TX
American Campus Development (Towson S.P.), LLC	MD
American Campus Development (UCI), LLC	DE
American Campus (Weatherford), Ltd.	TX
American Campus (Weatherford) GP, LLC	TX
American Campus Development (Weatherford), Ltd.	TX
American Campus Development (Weatherford) GP, LLC	TX
American Campus Development (WSSU), LLC	NC

Property Management Entities
ACC OP Management GP LLC	DE
ACC OP Management LLC	DE
ACC OP Management L.P.	DE
American Campus Lifestyles Management LLC	DE
American Campus Management (ASU), Ltd.	DE
American Campus Management (ASU) GP, LLC	DE
American Campus Management (Bayou Oaks), Ltd.	TX
American Campus Management (Bayou Oaks) GP, LLC	TX
American Campus Management (California), LLC	DE
American Campus Management (CU), LLC	DE
American Campus Management (CSU), LLC	DE
American Campus Management (Colorado), LLC	DE
American Campus Management (Florida), LLC	FL
American Campus Management (Fresno), LLC	DE
American Campus Management (IPFW), LLC	DE
American Campus Management (Maryland), LLC	MD
American Campus Management (Michigan), Ltd.	MI
American Campus Management (Michigan) GP, LLC	MI
American Campus Management (North Carolina), LLC	NC
American Campus Management (San Bernardino), LLC	DE
American Campus Management (SWT-BV), Ltd.	TX
American Campus Management (SWT-BV) GP, LLC	TX
American Campus Management (Temple), LP	DE
American Campus Management (Temple) GP, LLC	DE
American Campus Management (Texas), Ltd.	TX
American Campus Management (Texas) GP, LLC	TX
American Campus Management (Virginia), LLC	VA
American Campus Management (Weatherford), Ltd.	TX
American Campus Management (Weatherford) GP, LLC	TX
Arizona Campus Management (Commons on Apache), L.L.C.	AZ
Arizona Campus Management (The Village on University), L.L.C.	AZ
Georgia Campus Management (Riverwalk/Riverclub), LLC	GA
Georgia Campus Management (Savannah State), LLC	GA
Texas Campus Lifestyles Management (Dobie Center), L.C.	TX
Texas Campus Lifestyles Management (Laredo), L.C.	TX
Texas Campus Lifestyles Management (PVAMU), L.C.	TX

TITAN
American Campus-Titan LLC	DE
American Campus-Titan II LLC	DE
SHP-ACT, LLC	DE

I-2

Titan Management I, LLC	DE
RFG CMP ACT LLC	DE
RSVP-ACT, LLC	DE

UNIVERSITY VILLAGE AT BOULDER CREEK
ACT-University Village at Boulder Creek LLC (Property Owning Entity)	DE
ACT-University Village at Boulder Creek Manager LLC	DE

VILLAGE AT FRESNO STATE
ACT-Village at Fresno State, LLC (Property Owning Entity)	DE

VILLAGE AT CSU
ACT-Village at CSU LLC (Property Owning Entity)	DE

TEMPLE
ACT-Village at Temple, LLC (Ground Lessee Entity)	DE

ON-CAMPUS PARTICIPATING PROPERTIES

UNIVERSITY VILLAGE AT PRAIRIE VIEW
American Campus (PVAMU) Ltd. (Ground Lessee Entity)	TX
SPE (PVAMU), L.L.C.	TX

UNIVERSITY COLLEGE
American Campus (PVAMU IV) Ltd. (Ground Lessee Entity)	TX
SPE (PVAMU IV), L.L.C.	TX

UNIVERSITY VILLAGE AT LAREDO
American Campus (LAREDO) Ltd. (Ground Lessee Entity)	TX
SPE (LAREDO), L.L.C.	TX

CULLEN OAKS
American Campus (U of H), Ltd. (Ground Lessee Entity)	TX
American Campus (U of H) GP, LLC	TX

SHP ENTITIES

RIVER CLUB
SHP-Riverclub LLC (Property Owning Entity)	DE
RFG-CMP Riverclub LLC	DE

I-3

RIVER WALK
SHP-Riverwalk LLC (Property Owning Entity)	DE
RFG-CMP Riverwalk LLC	DE

VILLAGE AT ALAFAYA CLUB
SHP-The Village at Alafaya Club LLC (Property Owning Entity)	DE
RFG-CMP The Village at Alafaya Club, LLC	DE

THE VILLAGE AT SCIENCE DRIVE
SHP-The Village at Science Drive, LLC (Property Owning Entity)	DE
RFG-CMP Village at Science Drive, LLC	DE

VILLAGE AT BLACKSBURG
SHP-The Village at Blacksburg, LLC (Property Owning Entity)	DE
RFG-CMP The Village at Blacksburg, LLC	DE

COMMONS ON APACHE
SHP-Commons on Apache LLC (Property Owning Entity)	DE
RFG-CMP Commons on Apache LLC	DE

THE VILLAGE ON UNIVERSITY
SHP-The Village on University LLC (Property Owning Entity)	DE
RFG-CMP The Village on University LLC	DE

THE CALLAWAY HOUSE
SHP-The Callaway House L.P. (Property Owning Entity)	DE
SHP-The Callaway House GP, LLC	DE
SHP-The Callaway House Manager Corp.	DE
RFG-CMP The Callaway House, LLC	DE

CALLAWAY LAND
SHP-Callaway Land, L.P. (Property Owning Entity)	DE
SHP-Callaway Land GP, LLC	DE
RFG-CMP Callaway Land, LLC	DE

I-4

Schedule II

INTENTIONALLY OMITTED

Schedule III

RAP Student Housing Entities and RAP Interests

Entity	RAP-ACP Ownership Interests in Entity
General Entities:
RAP Student Housing Properties, LLC	100% RAP-ACP, LLC

Property Management Entities
ACC OP Management GP LLC	100% RAP Student Housing Properties, LLC

ACC OP Management LLC	100% RAP Student Housing Properties, LLC

ACC OP Management L.P.	99% RAP Student Housing Properties, LLC; 1% ACC Management OP GP LLC

TITAN
American Campus-Titan LLC	95% SHP-ACT, LLC

SHP-ACT, LLC	99% RAP Student Housing Properties, LLC

Titan Management I, LLC	100% American Campus-Titan LLC

UNIVERSITY VILLAGE AT BOULDER CREEK
ACT-University Village at Boulder Creek LLC (Property Owning Entity)	99% American Campus-Titan LLC; 1% ACT-University Village at Boulder Creek Manager LLC

Entity	RAP-ACP Ownership Interests in Entity
ACT-University Village at Boulder Creek Manager LLC	100% American Campus-Titan LLC

VILLAGE AT FRESNO STATE
ACT-Village at Fresno State, LLC (Property Owning Entity)	100% American Campus-Titan LLC

VILLAGE AT CSU
ACT-Village at CSU LLC (Property Owning Entity)	100% American Campus-Titan LLC

SHP ENTITIES

RIVER CLUB
SHP-Riverclub LLC (Property Owning Entity)	99% RAP Student Housing Properties, LLC

RIVER WALK
SHP-Riverwalk LLC (Property Owning Entity)	99% RAP Student Housing Properties, LLC

VILLAGE AT ALAFAYA CLUB
SHP-The Village at Alafaya Club LLC (Property Owning Entity)	99% RAP Student Housing Properties, LLC

THE VILLAGE AT SCIENCE DRIVE
SHP-The Village at Science Drive, LLC (Property Owning Entity)	99% RAP Student Housing Properties, LLC

I-2

Entity	RAP-ACP Ownership Interests in Entity
VILLAGE AT BLACKSBURG
SHP-The Village at Blacksburg, LLC (Property Owning Entity)	99% RAP Student Housing Properties, LLC

COMMONS ON APACHE
SHP-Commons on Apache LLC (Property Owning Entity)	99% RAP Student Housing Properties, LLC

THE VILLAGE ON UNIVERSITY
SHP-The Village on University LLC (Property Owning Entity)	99% RAP Student Housing Properties, LLC

THE CALLAWAY HOUSE
SHP-The Callaway House L.P. (Property Owning Entity)	78% RAP Student Housing Properties, LLC; 1% SHP-The Callaway House GP, LLC

SHP-The Callaway House GP, LLC	100% RAP Student Housing Properties, LLC

CALLAWAY LAND
SHP-Callaway Land, L.P. (Property Owning Entity)	78% RAP Student Housing Properties, LLC; 1% SHP-Callaway Land GP, LLC

SHP-Callaway Land GP, LLC	100% RAP Student Housing Properties, LLC

I-3

Schedule IV

RSVP Student Housing Entities and RSVP Interests

Entity	RSVP Ownership Interest in Entity
General Entities:
American Campus Communities, L.L.C.	82.35% RFG Capital Management Partners, LP; 17.65% RSVP SH Acquisition, LLC

American Campus Charities Foundation*	100% American Campus Communities, L.L.C.

American Campus Properties Student Housing Financing, Ltd.*	99% American Campus Communities, L.L.C.; 1% SPE Texas Campus, L.L.C.

SPE Texas Campus, L.L.C.*	100% American Campus Communities, L.L.C.

RFG Capital Group, LLC	100% RSVP Student Housing, LLC

RFG Capital Management Partners, L.P.	99.9% RFG Capital Group, LLC

Development Entities
American Campus Developers, L.L.C.*	100% American Campus Communities, L.L.C.

American Campus Development (ASU), Ltd. *	99% American Campus Communities, L.L.C.; 1% American Campus Development (ASU) GP, LLC

American Campus Development (ASU) GP, LLC*	100% American Campus Communities, L.L.C.

American Campus Development (Bayou Oaks), Ltd. *	99% American Campus Communities, L.L.C.; 1% American Campus Development (Bayou Oaks) GP, LLC

Entity	RSVP Ownership Interest in Entity
American Campus Development (Bayou Oaks) GP, LLC*	100% American Campus Communities, L.L.C.

American Campus Development (CU), LLC*	100% American Campus Communities, L.L.C.

American Campus Development (IPFW), LLC*	100% American Campus Communities, L.L.C.

American Campus Developers (Lamar II), Ltd. *	99% American Campus Communities, L.L.C.; 1% American Campus Developers, L.L.C.

American Campus Development (Lamar III), Ltd*.	99% American Campus Communities, L.L.C.; 1% American Campus Development (Lamar III) GP, LLC

American Campus Development (Lamar III) GP, LLC*	100% American Campus Communities, L.L.C.

American Campus Development (PUC), LLC*	100% American Campus Communities, L.L.C.

American Campus Development (Saint Leo), LLC*	100% American Campus Communities, L.L.C.

American Campus Development (SHSU), Ltd. *	99% American Campus Communities, L.L.C.; 1% American Campus Development (SHSU) GP, LLC

American Campus Development (SHSU) GP, LLC*	100% American Campus Communities, L.L.C.

American Campus Development (SWT), Ltd. *	99% American Campus Communities, L.L.C.; 1% American Campus Developers, L.L.C.

Entity	RSVP Ownership Interest in Entity
American Campus (SWT II) GP, LLC*	100% American Campus Communities, L.L.C.

American Campus (SWT II), Ltd. *	99% American Campus Communities, L.L.C.; 1% American Campus (SWT II) GP, LLC

American Campus Development (Towson S.P.), LLC*	100% American Campus Communities, L.L.C.

American Campus Development (UCI), LLC*	100% American Campus Communities, L.L.C.

American Campus (Weatherford), Ltd. *	99% American Campus Communities, L.L.C.; 1% American Campus (Weatherford) GP, LLC

American Campus (Weatherford) GP, LLC*	100% American Campus Communities, L.L.C.

American Campus Development (Weatherford), Ltd. *	99% American Campus Communities, L.L.C.; 1% American Campus Development (Weatherford) GP, LLC

American Campus Development (Weatherford) GP, LLC*	100% American Campus Communities, L.L.C.

American Campus Development (WSSU), LLC*	100% American Campus Communities, L.L.C.

Property Management Entities
American Campus Lifestyles Management LLC*	100% American Campus Communities, L.L.C.

American Campus Management (ASU), Ltd. *	99% American Campus Communities, L.L.C.; 1% American Campus Management (ASU) GP, LLC

Entity	RSVP Ownership Interest in Entity
American Campus Management (ASU) GP, LLC*	100% American Campus Communities, L.L.C.

American Campus Management (Bayou Oaks), Ltd. *	99% American Campus Communities, L.L.C.; 1% American Campus Management (Bayou Oaks) GP, LLC

American Campus Management (Bayou Oaks) GP, LLC*	100% American Campus Communities, L.L.C.

American Campus Management (California), LLC*	100% American Campus Communities, L.L.C.

American Campus Management (CU), LLC*	100% American Campus Communities, L.L.C.

American Campus Management (CSU), LLC*	100% American Campus Communities, L.L.C.

American Campus Management (Colorado), LLC*	100% American Campus Communities, L.L.C.

American Campus Management (Florida), LLC*	100% American Campus Communities, L.L.C.

American Campus Management (Fresno), LLC*	100% American Campus Communities, L.L.C.

American Campus Management (IPFW), LLC*	100% American Campus Communities, L.L.C.

American Campus Management (Maryland), LLC*	100% American Campus Communities, L.L.C.

American Campus Management (Michigan), Ltd. *	99% American Campus Communities, L.L.C.; 1% American Campus Management (Michigan) GP, LLC

Entity	RSVP Ownership Interest in Entity
American Campus Management (Michigan) GP, LLC*	100% American Campus Communities, L.L.C.

American Campus Management (North Carolina), LLC*	100% American Campus Communities, L.L.C.

American Campus Management (San Bernardino), LLC*	100% American Campus Communities, L.L.C.

American Campus Management (SWT-BV), Ltd.*	99% American Campus Communities, L.L.C.; 1% American Campus Management (SWT-BV) GP, LLC

American Campus Management (SWT-BV) GP, LLC*	100% American Campus Communities, L.L.C.

American Campus Management (Temple), LP*	99% American Campus Communities, L.L.C.; 1% American Campus Management (Temple) GP, LLC

American Campus Management (Temple) GP, LLC*	100% American Campus Communities, L.L.C.

American Campus Management (Texas), Ltd. *	99% American Campus Communities, L.L.C.; 1% American Campus Management (Texas) GP, LLC

American Campus Management (Texas) GP, LLC*	100% American Campus Communities, L.L.C.

American Campus Management (Virginia), LLC*	100% American Campus Communities, L.L.C.

American Campus Management (Weatherford), Ltd.*	99% American Campus Communities, L.L.C.; 1% American Campus Management (Weatherford) GP, LLC

Entity	RSVP Ownership Interest in Entity
American Campus Management (Weatherford) GP, LLC*	100% American Campus Communities, L.L.C.

Arizona Campus Management (Commons on Apache), L.L.C.*	100% American Campus Communities, L.L.C.

Arizona Campus Management (The Village on University), L.L.C.*	100% American Campus Communities, L.L.C.

Georgia Campus Management (Riverwalk/Riverclub), LLC*	100% American Campus Communities, L.L.C.

Georgia Campus Management (Savannah State), LLC*	100% American Campus Communities, L.L.C.

Texas Campus Lifestyles Management (Dobie Center), L.C.*	100% American Campus Communities, L.L.C.

Texas Campus Lifestyles Management (Laredo), L.C.*	100% American Campus Communities, L.L.C.

Texas Campus Lifestyles Management (PVAMU), L.C.*	100% American Campus Communities, L.L.C.

TITAN

American Campus-Titan LLC	95% SHP-ACT, LLC

American Campus-Titan II LLC	95% RSVP-ACT, LLC

SHP-ACT, LLC	1% RFG CMP ACT LLC

RFG CMP ACT LLC	100% RFG Capital Management Partners, LP

RSVP-ACT, LLC	100% RSVP Student Housing, LLC

Titan Management I, LLC*	100% American Campus-Titan LLC

Entity	RSVP Ownership Interest in Entity
UNIVERSITY VILLAGE AT BOULDER CREEK

ACT-University Village at Boulder Creek LLC (Property Owning Entity)	99% American Campus-Titan LLC; 1% ACT-University Village at Boulder Creek Manager LLC

ACT-University Village at Boulder Creek Manager LLC	100% American Campus-Titan LLC

VILLAGE AT FRESNO STATE

ACT-Village at Fresno State, LLC (Property Owning Entity)	100% American Campus-Titan LLC

VILLAGE AT CSU

ACT-Village at CSU LLC (Property Owning Entity)	100% American Campus-Titan LLC

TEMPLE

ACT-Village at Temple, LLC (Ground Lessee Entity)	100% American Campus-Titan II, LLC

ON-CAMPUS PARTICIPATING PROPERTIES

UNIVERSITY VILLAGE AT PRAIRIE VIEW

American Campus (PVAMU) Ltd. (Ground Lessee Entity) *	99% American Campus Communities, L.L.C.; 1% SPE (PVAMU), L.L.C.

SPE (PVAMU), L.L.C. *	100% American Campus Communities, L.L.C.

UNIVERSITY COLLEGE

American Campus (PVAMU IV) Ltd. (Ground Lessee Entity) *	99% American Campus Communities, L.L.C.; 1% SPE (PVAMU IV), L.L.C.

SPE (PVAMU IV), L.L.C. *	100% American Campus Communities, L.L.C.

Entity	RSVP Ownership Interest in Entity
UNIVERSITY VILLAGE AT LAREDO
American Campus (LAREDO) Ltd. (Ground Lessee Entity) *	99% American Campus Communities, L.L.C.; 1% SPE (Laredo), L.L.C.

SPE (LAREDO), L.L.C. *	100% American Campus Communities, L.L.C.

CULLEN OAKS
American Campus (U of H), Ltd. (Ground Lessee Entity) *	99% American Campus Communities, L.L.C.; 1% American Campus (U of H) GP, LLC

American Campus (U of H) GP, LLC*	100% American Campus Communities, L.L.C.

SHP ENTITIES

RIVER CLUB
SHP-Riverclub LLC (Property Owning Entity)	1% RFG-CMP Riverclub LLC

RFG-CMP Riverclub LLC	100% RFG Capital Management Partners, LP

RIVER WALK
SHP-Riverwalk LLC (Property Owning Entity)	1% RFG-CMP Riverwalk LLC

RFG-CMP Riverwalk LLC	100% RFG Capital Management Partners, LP

VILLAGE AT ALAFAYA CLUB
SHP-The Village at Alafaya Club LLC (Property Owning Entity)	1% RFG-CMP The Village at Alafaya Club, LLC

Entity	RSVP Ownership Interest in Entity
RFG-CMP The Village at Alafaya Club, LLC	100% RFG Capital Management Partners, LP

THE VILLAGE AT SCIENCE DRIVE
SHP-The Village at Science Drive, LLC (Property Owning Entity)	1% RFG-CMP Village at Science Drive, LLC

RFG-CMP Village at Science Drive, LLC	100% RFG Capital Management Partners, LP

VILLAGE AT BLACKSBURG
SHP-The Village at Blacksburg, LLC (Property Owning Entity)	1% RFG-CMP The Village at Blacksburg, LLC

RFG-CMP The Village at Blacksburg, LLC	100% RFG Capital Management Partners, LP

COMMONS ON APACHE
SHP-Commons on Apache LLC (Property Owning Entity)	1% RFG-CMP Commons on Apache LLC

RFG-CMP Commons on Apache LLC	100% RFG Capital Management Partners, LP

THE VILLAGE ON UNIVERSITY
SHP-The Village on University LLC (Property Owning Entity)	1% RFG-CMP The Village on University LLC

RFG-CMP The Village on University LLC	100% RFG Capital Management Partners, LP

THE CALLAWAY HOUSE

SHP-The Callaway House L.P. (Property Owning Entity)	1% RFG-CMP The Callaway House, LLC; 1% SHP-The Callaway House GP, LLC

Entity	RSVP Ownership Interest in Entity
SHP-The Callaway House GP, LLC	1% SHP-The Callaway House Manager Corp.

SHP-The Callaway House Manager Corp.	100% RFG Capital Management Partners, LP

RFG-CMP The Callaway House, LLC	100% RFG Capital Management Partners, LP

CALLAWAY LAND
SHP-Callaway Land, L.P. (Property Owning Entity)	1% RFG-CMP Callaway Land, LLC

RFG-CMP Callaway Land, LLC	100% RFG Capital Management Partners, LP

Schedule V

Consents

1. Consent of Bank of America with respect to The Callaway House

2. Consent of Temple University with respect to University Village at TU

3. Consent of Compass Bank with respect to Cullen Oaks

4. Consent of Wachovia Bank with respect to The Village at Alafaya Club

EXHIBIT A

The Formation Transactions

Following are the principal steps in the Formation Transactions, the same of which shall occur in the chronological order listed below:

One day prior to the Closing Date:

(a) Each of Arizona Campus Management (Commons on Apache), L.L.C.; Georgia Campus Management (Riverwalk/Riverclub), LLC; American Campus Management (Virginia), LLC; Arizona Campus Management (The Village on University), L.L.C.; American Campus Management (Colorado), LLC; American Campus Management (San Bernardino), LLC; American Campus Management (Fresno), LLC; and American Campus Management (Florida), LLC shall assign its interest in and to the property management agreement or agreements to which such entity is a party to ACC OP Management LLC;

(b) American Campus Management (Temple), LP shall assign its interest in and to the property management agreement to which such entity is a party to ACC OP Management L.P.;

(c) American Campus Management (Texas), Ltd. shall assign its interest in and to the property management agreement for The Callaway House to ACC Management OP L.P.; and

(d) Mr. Scott Rechler shall transfer his 0.1% interest in RFG Capital Management Partners, LP to RSVP Student Housing, LLC for total consideration of $1.00, so that the sole limited partner of RFG Capital Management Partners, LP will be RSVP Student Housing, LLC.

On the Closing Date

(a) American Campus—Titan, LLC will transfer its 100% interest in ACT—Village at Boulder Creek, LLC to RAP-Titan Holdings LLC, and ACT—Village at CSU, LLC shall deliver a quitclaim deed transferring title to that certain approximately 2.2389 acre parcel of land, a description of which is attached hereto as Exhibit H, to RAP-Titan Holdings LLC;

(b) RAPSH will transfer each of its 98% interest in SHP Riverside and 100% interest in SHP-The Village at Riverside GP, LLC, to RAP-ACP, and RFG Capital Management Partners, LP will transfer its 100% interests in RFG CMP The Village at Riverside, LLC to RSVP Student Housing, LLC;

(c) Each of RAP-ACP and RSVP Student Housing, LLC shall grant the Company an option to purchase their respective indirect and/or direct interests in SHP Riverside, SHP-The Village at Riverside GP, LLC and RFG CMP The Village at Riverside, LLC pursuant to an Option Agreement substantially in the form attached hereto as Exhibit I;

(d) RSVP Student Housing, LLC will grant the Company an option to purchase its 33.3% interests in each of ROPartners Management, LLC and ROP Holdings, LLC pursuant to an Option Agreement substantially in the form attached hereto as Exhibit J;

(e) RSVP SH Acquisition, LLC will transfer its 17.65% interest in American Campus Communities, L.L.C. to RFG Capital Management Partners, LP, so that the sole general partner of RFG Capital Management Partners, LP will be RFG Capital Group, LLC;

(f) RSVP Student Housing, LLC will contribute its 100% interest in each of RFG Capital Group, LLC and RSVP-ACT, LLC, its 0.1% interest in RFG Capital Management Partners, LP, to RAP-ACP, LLC for an approximately 22% interest therein, and RAP-ACP, LLC will transfer such interests in RFG Capital Group, LLC, RSVP-ACT, LLC and RFG Capital Management Partners, LP to RAPSH, all pursuant to the form of Contribution and Assumption Agreement attached hereto as Exhibit K, so that RAPSH will be the sole member of RFG Capital Group, LLC and RSVP-ACT, LLC and the sole limited partner of RFG Capital Management Partners, LP;

(g) RAP-RSVP Titan 5 LLC will transfer its 5% interest in Titan Investments II, LLC to RAPSH and RAP-RSVP Titan 5 LLC shall assign its rights with respect to the representations, warranties and indemnities made by the Sellers and Guarantor under the Titan/Sponsors Purchase Agreement to RAPSH;

(h) The Company will issue shares of its Common Stock pursuant to the terms of the Registration Statement, will redeem at par value any outstanding Common Stock of the Company then owned by RSVP, and will contribute the Redemption Amount to the Operating Partnership;

(i) The Operating Partnership will contribute the Redemption Amount to RAPSH for a 50% interest therein; and

(j) RAPSH will redeem for the Redemption Amount RAP-ACP, LLC’s interest in RAPSH, so that the sole member of RAPSH will be the Operating Partnership.